UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): June 19, 2000

                      CENTRAL CAPITAL VENTURE CORPORATION
             (Exact name of registrant as specified in its charter)


     State of Nevada               0-9311                   87-0269260
(State of incorporation)     (Commission File No.)          (IRS Employer
                                                             Identification No.)


                         2660 Townsgate Road, Suite 310
                       Westlake Village, California 91361
               (Address of principal executive offices) (Zip code)

                     Digital Technologies Media Group, Inc.
                         2660 Townsgate Road, Suite 725
                       Westlake Village, California 91362
            (Former name and address, if changed since last report).

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Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

At a meeting held on June 19, 2000, the Board of Directors of the Company approved the engagement of Grant Thorton, as its independent auditors for the fiscal year ending June 30, 2000 and in the subsequent interim period to replace Oppenheim & Ostrick, CPA's. The full Board of Directors approved the change in auditors on the same date.

The report of Oppenheim & Ostrick, CPA's, on the Company's financial statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion and was not qualified (except that of a going concern) or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 1999, and in the subsequent interim period, there were no disagreements with Oppenheim & Ostrick, CPA's on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Oppenheim & Ostrick, CPA's would have caused Oppenheim & Ostrick, CPA's to make reference to the matter in their report.

The Company has requested Oppenheim & Ostrick, CPA's to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 19 1999 is filed as Exhibit 1 to this Form 8-K, as required by Item 304 (a) (3) of Regulation S-K.

ITEM 5. OTHER EVENTS

At a meeting held on June 19, 2000, the Board of Directors of the Company approved by resolution to change its fiscal accounting year to June 30.



ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial Statements of Businesses Acquired.

         None

    (b) Pro Forma Financial Information

         None

    (c) Exhibits

         16.1 Letter re change in Certifying Accountant.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       Central Capital Venture Corporation


Date: June 19, 2000                                By: /s/ Lewis I Williams 4th
                                                 --------------------
                                                   Lewis I Williams 4th
                                                   Chief Executive Officer
                                   (Signature)



                                INDEX TO EXHIBITS

   Exhibit No.                             Description
   -----------                             -----------

     16.1                        Letter re change in Certifying Accountant